EXHIBIT 99.1

                                                    ProIndia International, Inc.
                                                          A Delaware Corporation

                                                      Level 8, 580 St Kilda Road
                                              Melbourne, Victoria 3004 Australia

                                              PO Box 6315, St Kilda Road Central
                                              Melbourne, Victoria 8008 Australia

                                                      Telephone: +61 3 8532 2800
                                                      Facsimile: +61 3 8532 2805

                                 PRESS RELEASE
                             FOR IMMEDIATE RELEASE

 PROINDIA INTERNATIONAL INC. ANNOUNCES THE APPOINTMENT OF MR CRAIG MICHAEL AS A
                                    DIRECTOR

Melbourne Australia - May 18, 2010 - ProIndia International, Inc. (OTCBB: PNDI) announced today that Mr Craig Michael has joined the board of ProIndia International, Inc.

Mr Michael has over 10 years experience as a geology professional in the mining and resources industry. He is currently a Director of North Australian Diamonds Limited, Aurum, Inc. and Executive General Manager of Legend International Holdings, Inc. His previous work was with Oxiana Ltd, an international mining company with operations in South East Asia and Australia.

Forward-Looking  Statements

Forward-looking statements in this press release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company's business is set forth in the Company's fiscal 2009 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For  further  information,  please  contact:

Mr.  Joseph  Gutnick                        General  Manager  Business
Chief  Executive  Officer                   New  York  Office
ProIndia  International,  Inc.              ProIndia  International,  Inc.
Tel:  +011  613  8532  2800                 Tel:  (212)  223  0018
Fax:  +011  613  8532  2805                 Fax:  (212)  223  1169
E-mail: josephg@axisc.com.au                E-mail: mordig@axisc.com.au
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